EXHIBIT 4.1

GRAFTECH INTERNATIONAL LTD.
AND EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO
6.375% Senior Notes due 2020
__________
INDENTURE
Dated as of November 20, 2012
__________
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

TABLE OF CONTENTS
ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01.	Definitions 1

SECTION 1.02.	Other Definitions 10

SECTION 1.03.	Incorporation by Reference of Trust Indenture Act 11

SECTION 1.04.	Rules of Construction 12

SECTION 1.05.	Status of Obligations 12
ARTICLE II

The Securities

SECTION 2.01.	Form and Dating 12

SECTION 2.02.	Execution and Authentication 13

SECTION 2.03.	Registrar and Paying Agent 13

SECTION 2.04.	Paying Agent to Hold Money in Trust 14

SECTION 2.05.	Holder Lists 14

SECTION 2.06.	Transfer and Exchange 14

SECTION 2.07.	Replacement Securities 15

SECTION 2.08.	Outstanding Securities 16

SECTION 2.09.	Temporary Securities 16

SECTION 2.10.	Cancellation 16

SECTION 2.11.	Defaulted Interest 16

SECTION 2.12.	CUSIP and ISIN Numbers 17

SECTION 2.13.	Issuance of Additional Securities 17
ARTICLE III

Redemption

SECTION 3.01.	Notices to Trustee 17

SECTION 3.02.	Selection of Securities to Be Redeemed 18

SECTION 3.03.	Notice of Redemption 18

SECTION 3.04.	Effect of Notice of Redemption 19

SECTION 3.05.	Deposit of Redemption Price 19

SECTION 3.06.	Securities Redeemed in Part 19
ARTICLE IV

Covenants

SECTION 4.01.	Payment of Securities 20

SECTION 4.02.	SEC Reports 20

SECTION 4.03.	Change of Control 20

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SECTION 4.04.	Compliance Certificate 21

SECTION 4.05.	Further Instruments and Acts 22

SECTION 4.06.	Future Subsidiary Guarantors 22

SECTION 4.07.	Limitation on Liens 22

SECTION 4.08.	Limitation on Sale/Leaseback Transactions 26

ARTICLE V

Successor Company

SECTION 5.01.	When Company May Merge or Transfer Assets 27
ARTICLE VI

Defaults and Remedies

SECTION 6.01.	Events of Default 28

SECTION 6.02.	Acceleration 29

SECTION 6.03.	Other Remedies 30

SECTION 6.04.	Waiver of Past Defaults 30

SECTION 6.05.	Control by Majority 30

SECTION 6.06.	Limitation on Suits 31

SECTION 6.07.	Rights of Holders to Receive Payment 31

SECTION 6.08.	Collection Suit by Trustee 31

SECTION 6.09.	Trustee May File Proofs of Claim 31

SECTION 6.10.	Priorities 32

SECTION 6.11.	Undertaking for Costs 32

SECTION 6.12.	Waiver of Stay or Extension Laws 32

ARTICLE VII

Trustee

SECTION 7.01.	Duties of Trustee 33

SECTION 7.02.	Rights of Trustee 34

SECTION 7.03.	Individual Rights of Trustee 35

SECTION 7.04.	Trustee’s Disclaimer 35

SECTION 7.05.	Notice of Defaults 35

SECTION 7.06.	Reports by Trustee to Holders 35

SECTION 7.07.	Compensation and Indemnity 36

SECTION 7.08.	Replacement of Trustee 36

SECTION 7.09.	Successor Trustee by Merger 37

SECTION 7.10.	Eligibility; Disqualification 37

SECTION 7.11.	Preferential Collection of Claims Against Company 38

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ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.01.	Discharge of Liability on Securities; Defeasance 38

SECTION 8.02.	Conditions to Defeasance 39

SECTION 8.03.	Application of Trust Money 40

SECTION 8.04.	Repayment to Company 40

SECTION 8.05.	Indemnity for Government Obligations 40

SECTION 8.06.	Reinstatement 40

ARTICLE IX

Amendments

SECTION 9.01.	Without Consent of Holders 41

SECTION 9.02.	With Consent of Holders 42

SECTION 9.03.	Compliance with Trust Indenture Act 43

SECTION 9.04.	Revocation and Effect of Consents and Waivers 43

SECTION 9.05.	Notation on or Exchange of Securities 43

SECTION 9.06.	Trustee to Sign Amendments 44

SECTION 9.07.	Payment for Consent 44
ARTICLE X

Subsidiary Guarantees

SECTION 10.01.	Subsidiary Guarantees 44

SECTION 10.02.	Limitation on Liability 46

SECTION 10.03.	Successors and Assigns 46

SECTION 10.04.	No Waiver 46

SECTION 10.05.	Modification 47

SECTION 10.06.	Release of Subsidiary Guarantor 47

SECTION 10.07.	Execution of Supplemental Indenture for Future Subsidiary Guarantors 47

SECTION 10.08.	Non-Impairment 48

SECTION 10.09.	Contribution 48
ARTICLE XI

Miscellaneous

SECTION 11.01.	Trust Indenture Act Controls 48

SECTION 11.02.	Notices 48

SECTION 11.03.	Communication by Holders with Other Holders 49

SECTION 11.04.	Certificate and Opinion as to Conditions Precedent 49

SECTION 11.05.	Statements Required in Certificate or Opinion 50

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SECTION 11.06.	When Securities Disregarded 50

SECTION 11.07.	Rules by Trustee, Paying Agent and Registrar 50

SECTION 11.08.	Legal Holidays 50

SECTION 11.09.	GOVERNING LAW 50

SECTION 11.10.	Waiver of Jury Trial 50

SECTION 11.11.	No Recourse Against Others 51

SECTION 11.12.	Successors 51

SECTION 11.13.	Multiple Originals 51

SECTION 11.14.	Table of Contents; Headings 51

SECTION 11.15.	Severability 51
Appendix A    ‑    Provisions Relating to Initial Securities and Exchange Securities

Exhibit A	‑ Form of Initial Security

Exhibit B	‑ Form of Exchange Security

Exhibit C	‑ Form of Supplemental Indenture

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INDENTURE dated as of November 20, 2012, among GRAFTECH INTERNATIONAL LTD., a Delaware corporation (the “Company”), each SUBSIDIARY GUARANTOR from time to time party hereto (collectively, the “Subsidiary Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Company’s 6.375% Senior Notes due 2020 issued on the date hereof (the “Original Securities”), (b) any Additional Securities (as defined herein) that may be issued on any Issue Date (all such Securities in clauses (a) and (b) being referred to collectively as the “Initial Securities”) and (c) if and when issued as provided in a Registration Rights Agreement (as defined in Appendix A hereto (the “Appendix”)), the Company’s 6.375% Senior Notes due 2020 issued in a Registered Exchange Offer in exchange for any Initial Securities (the “Exchange Securities” and, together with the Initial Securities, the “Securities”).
ARTICLE I
Definitions and Incorporation by Reference
SECTION 1.01.    Definitions.
“Additional Securities” means the 6.375% Senior Notes due 2020 issued under the terms of this Indenture subsequent to the Closing Date and in compliance with Section 2.13 (it being understood that any Security issued in exchange for or replacement of any Initial Security issued on an Issue Date shall not be an Additional Security, including any such Security issued pursuant to a Registration Rights Agreement).
“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after November 15, 2016, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified

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Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Applicable Premium” means, with respect to a Security at any redemption date, the excess (if any) of (A) the present value at such redemption date of (1) the redemption price of such Security on November 15, 2016 (such redemption price being described in Section 5 of the Securities) exclusive of any accrued interest, plus (2) all required remaining scheduled interest payments due on such Security through November 15, 2016 (but excluding accrued and unpaid interest to, the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such redemption date.
“Attributable Debt” means, with respect to a Sale/Leaseback Transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction, the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.
“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.
“Business Day” means each day which is not a Legal Holiday.
“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.07, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding any debt securities convertible into such equity.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

“Change of Control” means the occurrence of any of the following events:
(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that, for purposes of this clause (1), such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or the giving of notice), directly or indirectly, of more than 35% of the then outstanding shares of common stock or more than 35% of the total voting power of the Voting Stock of the Company;
(2) any “person” or “group” (as such terms are used in clause (1) of this definition) acquires by proxy or otherwise (whether such right is exercisable immediately or only after the passage of time or the giving of notice), the right to vote, on any matter, more than 35% of the then outstanding shares of common stock or more than 35% of the total voting power of the Voting Stock of the Company;
(3) individuals who on the Closing Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 ⅔% of the directors of the Company then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;
(4) stockholders of the Company approve a plan of dissolution or complete (or substantially complete) liquidation of the Company or the Board of Directors approves such a plan other than in connection with a reorganization, recapitalization, redomestication, reincorporation, restructuring or similar transaction following which all or a majority of the businesses of the Company and its Subsidiaries (taken as a whole) shall be continued by the Company or any successor thereto;
(5) the reorganization, restructuring, recapitalization, reincorporation, merger, redomestication or consolidation of the Company (a “Business Combination”) unless, following such Business Combination, (A) all or substantially all of the persons who were the beneficial owners of the common stock and the Voting Stock of the Company outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the common equity securities or more than 50% of the combined voting power of the Voting Stock, respectively, of the person resulting from such Business Combination outstanding after such Business Combination (including a person, which as a result of such Business Combination, owns the Company or all or substantially all of the assets of the Company) in substantially the same proportions as their ownership immediately prior to such Business Combination of the then outstanding common stock and the combined voting power of the then outstanding Voting Stock of the Company, respectively, (B) no “person” or “group” (as such terms are used in clause (1) of this definition) (excluding (x) any person resulting from such Business Combination and (y) any employee benefit plan (or related trust) of the Company or any person resulting from such Business Combination) beneficially owns more than 50% of the common equity securities or more than 50% of the combined voting power of the Voting Stock of the person resulting from such Business Combination outstanding after such Business Combination, except to the extent that such beneficial ownership existed prior to such Business Combination with respect to the then outstanding common stock and the then outstanding Voting Stock of the Company, and (C) at least a majority of the members of the board of directors (or similar governing body) of the person resulting from such Business Combination were members of the Board of Directors at the earliest of the time of the execution of the initial agreement providing for such Business Combination or at the time of the action of the Board of Directors approving such Business Combination or at the time of action of the stockholders of the Company approving such Business Combination; or
(6) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (determined on a consolidated basis) to another person.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.
“Closing Date” means the date of this Indenture.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commodity Rate Protection Agreement” means any commodity hedging agreement or arrangement entered into by the Company or any Subsidiary of the Company and designed to protect against fluctuations in prices of commodities (including oil, petroleum coke, natural gas and electricity).
“Company” means the Person named as such in the preamble of this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.
“Company Order” means a written request in the name of the Company delivered to the Trustee and signed by one of the following officers of the Company: the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to November 15, 2016, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to such remaining term.
“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Independent Investment Banker, Reference Treasury Dealer Quotations for such redemption date.
“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the consolidated assets of the Company and its consolidated Subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, in each case as reflected on the most recent consolidated balance sheet prepared by the Company in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q timely filed or any amendment thereto (and not subsequently disclaimed as not being reliable by the Company) pursuant to the Exchange Act by the Company prior to the time as of which “Consolidated Net Tangible Assets” is being determined.
“Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of October 7, 2011, as amended and further restated pursuant to the First Amendment dated March 26, 2012 and as amended as of October 29, 2012, among the Company, GrafTech Finance Inc., the other borrowers party thereto, the LC Subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, including any related notes, guarantees and collateral documents, in each case as amended from time to time.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Domestic Subsidiary” means a Subsidiary incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board and, to the extent not inconsistent therewith, the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision of any of them, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.
“Guarantee Agreement” means a supplemental indenture to this Indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture.
“Holder” means the Person in whose name a Security is registered on the registry books for the Securities.
“Incur” means issue, assume, guarantee or otherwise become liable for Indebtedness.
“Indebtedness” means, with respect to any Person, obligations of such Person for borrowed money (including without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).
“Indenture” means this Indenture as amended or supplemented from time to time.
“Independent Investment Banker” means an independent investment banking or commercial banking institution of national standing appointed by the Company.
“Interest/Exchange Rate Protection Agreement” means any interest rate or currency hedging agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates or to take advantage of reduced interest rates by converting fixed rate obligations to floating rate obligations.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor Rating Categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor Rating Categories of S&P) and the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.
“Issue Date” means, with respect to the Original Securities, November 20, 2012, and with respect to any Additional Securities, the date on which such Additional Securities are issued pursuant to this Indenture.
“Lien” means any mortgage, security interest, pledge, lien, charge or other similar encumbrance.
“Moody’s” means Moody’s Investors Service Inc.

“Net Cash Proceeds” means, with respect to any Qualified Equity Offering, the cash proceeds of such Qualified Equity Offering net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such Qualified Equity Offering and net of taxes paid or payable as a result thereof.
“Offering Memorandum” means the Offering Memorandum dated as of November 15, 2012 related to the offer and sale of the Original Securities.
“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.
“Officers’ Certificate” means a certificate signed by two Officers.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, and who may be an employee of or counsel to the Company or the Trustee.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or any agency or government or political subdivision thereof or any other entity.
“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.
“Principal Property” means, at the time of determination, any manufacturing plant or manufacturing facility, in each case located in the United States and having a net book value in excess of 1% of Consolidated Net Tangible Assets.
“Qualified Equity Offering” means any public issuance and sale of the Company’s common stock by the Company. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include:
(1) any issuance and sale with respect to common stock registered on Form S-4 or Form S-8; or
(2) any issuance and sale to any Subsidiary of the Company.
“Quotation Agent” means the Reference Treasury Dealer selected jointly by the Independent Investment Banker and the Company.
“Rating Agency” means (1) each of Moody’s and S&P and (2) if either of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Rating Category” means: (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).
“Rating Date” means the date that is 60 days prior to the earlier of (i) a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.
“Ratings Event” means the occurrence of the events described in (a) or (b) of this definition on, or within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies): (a) if the Securities are rated by both Rating Agencies on the Rating Date as Investment Grade, the rating of the Securities shall be reduced so that the Securities are rated below Investment Grade by both Rating Agencies, or (b) if the Securities are rated below Investment Grade by at least one Rating Agency, the ratings of the Securities by both Rating Agencies shall be decreased by one or more gradations (including gradations within Rating Categories, as well as between Rating Categories) and the Securities are then rated below Investment Grade by both Rating Agencies.
“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.
“Refinance” means, in respect of any Indebtedness, to (i) refinance, extend, renew, refund, repay, prepay, redeem, defease or retire such Indebtedness, or (ii) issue or Incur other Indebtedness in exchange or replacement for such Indebtedness, in each case. “Refinanced” and “Refinancing” shall have correlative meanings.
“Responsible Officer” means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Subsidiary Guarantor whereby the Company or a Subsidiary Guarantor transfers such property to a Person and the Company or such Subsidiary Guarantor leases it from such Person.
“SEC” means the United States Securities and Exchange Commission.
“Securities” means the Securities issued under this Indenture. The Original Securities, any Additional Securities and the Exchange Securities, whether or not having the same CUSIP number, shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Securities shall include the Original Securities, any Additional Securities and the Exchange Securities.
“Securities Act” means the Securities Act of 1933, as amended.
“Senior Debt” has the meaning ascribed to such term in the Senior Subordinated Notes as in effect on the date hereof.
“Senior Subordinated Notes” means the Company’s senior subordinated promissory notes due 2015 issued on November 30, 2010, for an aggregate total face amount of $200,000,000.
“significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.
“Significant Subsidiary” means a significant subsidiary of the Company.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
“subsidiary” of any Person (the “parent”) at any date, means any corporation, limited liability company, partnership, association or other entity, a majority of the shares or other interests having ordinary voting power for the election of directors, managers or trustees or members of another governing body (other than shares or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly or indirectly, through one or more intermediaries, or both, by the parent.
“Subsidiary” means a subsidiary of the Company.
“Subsidiary Guarantee” means a guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities pursuant to the terms of this Indenture.

“Subsidiary Guarantor” means a Subsidiary that executes this Indenture as a guarantor on the Closing Date and each other Subsidiary that thereafter guarantees the Securities pursuant to the terms of this Indenture.
“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified thereunder.
“Trustee” means the Person named as such in the preamble of this Indenture until a successor replaces it and, thereafter, means the successor.
“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors or other governing body of such person.
“Wholly Owned Subsidiary” means a Subsidiary of the Company all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.
SECTION 1.02.    Other Definitions.

Term	Defined in Section

“Agent Members”	Appendix A
“Appendix”	Preamble
“Applicable Procedures”	Appendix A
“Bankruptcy Law”	6.01
“beneficial owner”	1.01
“Clearstream”	Appendix A
“covenant defeasance option”	8.01(b)
“Custodian”	6.01
“Definitive Securities”	Appendix A
“Depositary”	Appendix A
“Event of Default”	6.01

Term	Defined in Section
“Exchange Securities”	Preamble
“Euroclear”	Appendix A
“Global Securities”	Appendix A
“Global Securities Legend”	Appendix A
“Guaranteed Obligations”	10.01
“incorporated provision”	11.01
“Initial Purchasers”	Appendix A
“Initial Securities”	Preamble
“legal defeasance option”	8.01(b)
“Legal Holiday”	11.08
“Original Securities”	Preamble
“Paying Agent”	2.03
“protected purchaser”	2.07
“Purchase Agreement”	Appendix A
“QIB”	Appendix A
“Registered Exchange Offer”	Appendix A
“Registration Rights Agreement”	Appendix A
“Registrar”	2.03
“Regulation S”	Appendix A
“Regulation S Global Securities”	Appendix A
“Regulation S Securities”	Appendix A
“Rule 144A”	Appendix A
“Rule 144A Global Securities”	Appendix A
“Rule 144A Securities”	Appendix A
“Securities Custodian”	Appendix A
“Shelf Registration Statement”	Appendix A
“Transfer Restricted Securities”	Appendix A
SECTION 1.03.    Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
“Commission” means the SEC.
“indenture securities” means the Securities and the Subsidiary Guarantees.
“indenture security holder” means a Holder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor” on the indenture securities means the Company, the Subsidiary Guarantors and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
SECTION 1.04.    Rules of Construction. Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)    “or” is not exclusive;
(d)    “including” means including without limitation;
(e)    words in the singular include the plural and words in the plural include the singular;
(f)    references herein to “interest” include Additional Interest (as defined in Exhibit A hereto), if any, that is then payable under a Registration Rights Agreement;
(g)    references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and
(h)    any reference to an “Article”, “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture.
SECTION 1.05.    Status of Obligations. The Securities and the Subsidiary Guarantees are Senior Debt under, and for purposes of, the Senior Subordinated Notes.
ARTICLE II
 The Securities
SECTION 2.01.    Form and Dating. Provisions relating to the Initial Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. However, to the extent that any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. The (a) Original Securities and the Trustee’s certificate of authentication and (b) Additional Securities (if issued as Transfer Restricted Securities) and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and any Additional Securities issued other than as Transfer Restricted Securities and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Subsidiary Guarantor is subject, if any, or usage

(provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $2,000 and in larger denominations in integral multiples of $1,000. The terms of the Securities set forth in the Appendix and Exhibits hereto are part of the terms of this Indenture. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
SECTION 2.02.    Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.
If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.
On the Closing Date, the Trustee shall authenticate and deliver $300,000,000 of 6.375% Senior Notes due 2020 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Additional Securities in an aggregate principal amount specified in a Company Order. Such Company Order shall specify the amount of the Additional Securities to be authenticated and the date on which the issue of Additional Securities is to be authenticated and shall include a certification that such issuance is in compliance with Section 2.13. The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent appointed by the Trustee may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent appointed by the Trustee has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
SECTION 2.03.    Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”), in each case in the Borough of Manhattan, the City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co‑registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co‑registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and (ii) the Securities Custodian with respect to the Global Securities.

(b)    The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.
(c)    The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an agreement accepting the terms of this Indenture applicable to such Registrar or Paying Agent entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.
SECTION 2.04.    Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.
SECTION 2.05.    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
SECTION 2.06.    Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06 (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.06, 4.03 or 9.05). The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.
Prior to the due presentation for registration of transfer of any Security, the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to Section 2 of the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.
Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.
All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
SECTION 2.07.    Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8‑405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8‑303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable (including upon redemption), the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.
Every replacement Security is an additional obligation of the Company.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.
SECTION 2.08.    Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 11.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.
If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, and interest, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
SECTION 2.09.    Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.
SECTION 2.10.    Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures or deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.
SECTION 2.11.    Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12.    CUSIP and ISIN Numbers. The Company in issuing the Securities may use “CUSIP” and ISIN numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers or ISIN number applicable to the Securities.
SECTION 2.13.    Issuance of Additional Securities. After the Closing Date, the Company shall be entitled to issue Additional Securities under this Indenture; provided that at the time of such issuance, and after giving effect thereto, such Additional Securities would constitute Senior Debt under, and for purposes of, the Senior Subordinated Notes if such Senior Subordinated Notes are then outstanding. Such Additional Securities shall have identical terms as the Original Securities issued on the Closing Date, other than with respect to the date of issuance, issue price, original interest accrual date, and transfer restrictions under the Securities Act if the Original Securities have been registered under the Securities Act, and original interest payment date. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase; provided, however, that in the event that any Additional Securities are not fungible with the Securities for U.S. Federal income tax purposes, such nonfungible Additional Securities shall be issued with a separate CUSIP or ISIN number so that they are distinguishable from the Securities.
With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:
(a)    the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;
(b)    if the Senior Subordinated Notes are outstanding, the Company’s Leverage Ratio (as such term is defined in the Senior Subordinated Notes) after giving effect to the issuance of such Additional Securities; and
(c)    the issue price, the Issue Date and the CUSIP number of such Additional Securities.

ARTICLE III
Redemption
SECTION 3.01.    Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the Section of the Securities pursuant to which the redemption will occur.

The Company shall give each notice to the Trustee provided for in this Section 3.01 in accordance with Section 11.02 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption shall comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder pursuant to Section 3.03 and shall thereby be void and of no effect.
SECTION 3.02.    Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or a whole multiple of $1,000, to the extent practicable. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.
SECTION 3.03.    Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with the provisions of this Indenture.
The notice shall identify the Securities to be redeemed and shall state:
(i)    the redemption date;
(ii)    the redemption price and the amount of accrued interest to the redemption date;
(iii)    the name and address of the Paying Agent;
(iv)    that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(v)    if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;
(vi)    that upon the satisfaction of any conditions to such redemption set forth in the notice of redemption, and unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii)    the CUSIP or ISIN number, if any, printed on the Securities being redeemed; and
(viii)    that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.
(b)    In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date stated in such notice or by the redemption date as so delayed.
(c)    At the Company’s request, upon written notice to the Trustee at least 45 days prior (or such shorter period of time as the Trustee may agree) to the redemption date, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03 and a copy of the proposed notice of redemption to be mailed to the Holders.
SECTION 3.04.    Effect of Notice of Redemption. Once notice of redemption is mailed pursuant to Section 3.03, the Securities called for redemption, subject to any condition included in the applicable notice of redemption, become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to, but excluding, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
SECTION 3.05.    Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest, if any, on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.
SECTION 3.06.    Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV
SECTION 4.01.    Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.
The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
SECTION 4.02.    SEC Reports. Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC subject to the next sentence and provide the Trustee and Holders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports. If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods within which they would be required to be filed unless the SEC will not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company shall post the reports specified in the preceding sentence on its website within such time periods. For purposes of this paragraph, filing of reports on the website of the SEC or the Company’s website shall be deemed to satisfy the delivery requirements with respect to the Trustee and Holders.
In addition, at any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and the Securities are not freely tradable under the Securities Act, the Company shall furnish to Holders and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d) under the Securities Act.
SECTION 4.03.    Change of Control. If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Securities, the Company shall be required to make an offer to each Holder to repurchase all or any part (in excess of $2,000 and in larger denominations in integral multiples of $1,000) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities repurchased, plus any accrued and unpaid interest on the Securities repurchased to, but excluding, the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date). Within 30 days following any

Change of Control Repurchase Event or, at the option of the Company, prior to any Change of Control, but after the public announcement of such prospective Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, and the instructions, as determined by the Company, consistent with this Section 4.03, that a Holder must follow in order to have its Securities repurchased. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict or compliance.
On the repurchase date following a Change of Control Repurchase Event, the Company shall, to the extent lawful:
(1) accept for payment all the Securities or portions of the Securities properly tendered (and not withdrawn) pursuant to its offer;
(2) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all the Securities or portions of the Securities properly tendered (and not withdrawn); and
(3) deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities being repurchased by the Company.
The Paying Agent shall promptly mail to each Holder of Securities properly tendered (and not withdrawn), the purchase price for the Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered.
The Company shall not be required to make an offer to repurchase the Securities upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities properly tendered (and not withdrawn).
SECTION 4.04.    Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.
SECTION 4.05.    Further Instruments and Acts. Upon request of the Trustee, the Company and the Subsidiary Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 4.06.    Future Subsidiary Guarantors. The Company shall not cause or permit (a) any of its Subsidiaries (other than a Foreign Subsidiary), directly or indirectly, to guarantee any Indebtedness of the Company or any other Subsidiary or (b) any Foreign Subsidiary, directly or indirectly, to guarantee any Indebtedness of the Company or any Subsidiary Guarantor unless such Subsidiary is a Subsidiary Guarantor or contemporaneously executes and delivers to the Trustee a Guarantee Agreement pursuant to which such Subsidiary shall guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture and applicable to the other Subsidiary Guarantors and delivers to the Trustee an Opinion of Counsel (which may contain customary exceptions) that such Guarantee Agreement has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary. For the avoidance of doubt, any Subsidiary of the Company that guarantees the Senior Subordinated Notes will be a Subsidiary Guarantor and will guarantee payment of the Securities on the terms and conditions set forth in this Indenture.
SECTION 4.07.    Limitation on Liens. (a) The Company shall not incur, and shall not permit any of its Subsidiaries to incur, any Indebtedness secured by a Lien upon (a) any Principal Property of the Company or any Principal Property of a Subsidiary or (b) any shares of stock or other equity interests or Indebtedness of any Subsidiary that owns a Principal Property (whether such Principal Property, shares of stock or other equity interests or Indebtedness is now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time, the Securities (together with (i) if required by the terms thereof existing on the Closing Date, the Senior Subordinated Notes and (ii) at the option of the Company, any other Indebtedness of the Company or any Subsidiary ranking equally in right of payment with the Securities) are equally and ratably secured with or, at the option of the Company, prior to, such Indebtedness.
Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the unconditional release and discharge of such Lien in respect of such other Indebtedness.
The foregoing restriction shall not apply, with respect to any Person, to any of the following:
(1) deposits to secure public, statutory or regulatory obligations of such Person or deposits to secure surety, performance or appeal bonds to which such Person is a party, or deposits to secure the performance of bids, trade contracts (other than for Indebtedness)

or leases (other than Capital Lease Obligations), or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business, and deposits to secure obligations in respect of Interest/Exchange Rate Protection Agreements or Commodity Rate Protection Agreements;
(2) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, service provider’s Liens or other like Liens arising in the ordinary course of business, in each case for sums not yet overdue by more than 30 days or being contested in good faith by appropriate proceedings, or Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, or Liens arising solely by virtue of any statutory or common law provision or standard form of account agreement relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company to provide collateral to The Depository Trust Company;
(3) Liens for taxes, assessments or other governmental charges, levies or claims not yet delinquent, or which are for less than $7,500,000 in the aggregate, or which are being contested in good faith by appropriate proceedings, or for property taxes that the Company or the affected Subsidiary has determined to abandon if the sole recourse for such tax, assessment, charge levy or claim is to such property;
(4) minor survey exceptions, minor encumbrances, easements, trackage rights or reservations of, or rights of others for, licenses, special assessments, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incurred in the ordinary course of business and which do not in the aggregate materially adversely affect the value of the relevant properties or materially impair their use in the operation of the business of such Person;
(5) Liens securing indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that no such Lien may extend to any other property owned by such Person at the time such Lien is Incurred (other than assets and property affixed or appurtenant thereto, including improvements and accessions), and the indebtedness (other than any interest thereon) secured by such Lien may not be incurred more than 270 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to such Lien;
(6) Liens existing on the Closing Date;
(7) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a subsidiary of such Person; provided, however, that such Liens may not extend to any other property owned by such Person (other than assets and property affixed or appurtenant thereto), the Company or any other Subsidiary;
(8) Liens securing industrial revenue or pollution control bonds issued for the benefit of the Company or any Subsidiary;
(9) Liens on property at the time such Person or any of its subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a subsidiary of such Person; provided, however, that such Liens may not extend to any other property owned by such Person (other than assets and property affixed or appurtenant thereto, including improvements and accessions), the Company or any other Subsidiary;
(10) Liens securing indebtedness or other obligations of a subsidiary of such Person owing to such Person or a wholly-owned subsidiary of such Person;
(11) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any indebtedness secured by any Lien referred to in clauses (5), (6), (7), (8), (9), (14), (20) or (24) of this Section 4.07; provided, however, that: (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus assets and property affixed or appurtenant thereto, including improvements and accessions to, such property or proceeds or distributions thereof); and (B) the indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the indebtedness described in clauses (5), (6), (7), (8), (9), (14), (20) or (24) of this Section 4.07 at the time the original Lien became a Lien permitted under this Indenture and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
(12) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other worker’s compensation, unemployment insurance and other social security laws or regulations or in respect of health, welfare, disability, retirement or other employee benefits, and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;
(13) Liens securing reimbursement obligations in respect of trade-related letters of credit and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit;
(14) Liens consisting of interests of lessors under capital leases;
(15) Liens arising by operation of law pursuant to Section 107(1) of CERCLA or pursuant to analogous state or foreign law, for costs or damages which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or which are being contested in good faith, or on property that the Company or a Subsidiary has determined to abandon if the sole recourse for such costs or damages is to such property; provided, however, that the aggregate liability of the Company and its Subsidiaries with respect to the matters giving rise to all such Liens shall not, in the reasonable estimate of the Company (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $40,000,000;
(16) Liens with respect to property and assets for any of the obligations securing cash management arrangements between or among the Company and the Subsidiaries, or any combination thereof, as contemplated by the Credit Agreement (including guarantees, letters of credit and bank guarantees in respect thereof permitted thereunder) entered into in the ordinary course of business;
(17) the sale of (and Liens that may arise relating to) (a) accounts receivable in connection with collection in the ordinary course of business and Liens which might arise as a result of the sale or other disposition of accounts receivable or (b) accounts receivable factoring as and to the extent permitted by the Credit Agreement;
(18) licenses of intellectual property (a) in the ordinary course of business that do not constitute dispositions of intellectual property or (b) that constitute dispositions of such intellectual property made in accordance with Section 5.01;
(19) Liens on machinery, equipment and construction in progress of Subsidiaries organized under the laws of Brazil securing obligations not constituting Indebtedness in an aggregate amount for all such obligations at any time not to exceed $5,000,000;
(20) Liens arising out of capitalized or operating lease transactions permitted to be incurred pursuant to Section 4.08, so long as such Liens (A) attach only to the property sold in such transaction and any asset or property affixed or appurtenant thereto, including improvements and accessions and (B) do not interfere with the business of the Company or any of its Subsidiaries in any material respect;
(21) any leases or subleases to other Persons of properties or assets owned or leased by the Company or a Subsidiary;
(22) Liens (a) consisting of rights of first refusal, put/sale options and other customary arrangements with respect to, and restrictions on, the sale, pledge or other transfer of Capital Stock in Persons in which not all the Capital Stock is owned by the Company and the other Subsidiaries, in each case to the extent such Liens do not secure indebtedness and (b) on any cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a transaction permitted under this Indenture;
(23) Liens on assets subject to a Sale/Leaseback Transaction securing Attributable Debt permitted to be incurred pursuant to Section 4.08; and
(24) Liens on property and assets secured pursuant to, and in accordance with, the Credit Agreement.

(b)    Notwithstanding the foregoing restrictions, the Company and its Subsidiaries shall be permitted to incur Indebtedness secured by a Lien which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Securities, if any; provided that, after giving effect to such Indebtedness, the aggregate amount of all Indebtedness secured by Liens (not including Liens permitted under clauses (1) through (22) of this Section 4.07), together with all Attributable Debt outstanding pursuant to Section 4.08(b) does not exceed 15% of the Consolidated Net Tangible Assets of the Company calculated as of the date of the creation or incurrence of such Lien. The Company and its Subsidiaries also may, without equally and ratably securing the Securities, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence. Notwithstanding anything herein to the contrary, in no event shall the Company or any Subsidiary grant a security interest for the benefit of the holders of the Senior Subordinated Notes unless, prior to or at the same time, the Securities are equally and ratably secured with the Senior Subordinated Notes; provided, however, that any security interest created for the benefit of the Holders pursuant to this provision shall provide by its terms that such security interest shall be automatically and unconditionally released and discharged upon the unconditional release and discharge of the security interest for the benefit of the Senior Subordinated Notes.
SECTION 4.08.    Limitation on Sale/Leaseback Transactions. (a) The Company shall not directly or indirectly, and shall not permit any of its Subsidiaries that owns a Principal Property to, directly or indirectly, enter into any Sale/Leaseback Transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:
(i)    such transaction was entered into prior to the Closing Date;
(ii)    such transaction was for the sale and leasing back to the Company or one of its Subsidiaries of any property by the Company or one of its Subsidiaries and the direct or indirect proceeds of the sale of such Principal Property to be leased are at least equal to their fair value, as determined by the Board of Directors;
(iii)    the Company would be entitled to incur indebtedness secured by a Lien with respect to such Sale/Leaseback Transaction without equally and ratably securing the Securities pursuant to Section 4.07(b);
(iv)    such transaction is for the sale of any property to, and leasing back to the Company or one of its Subsidiaries from, an industrial development authority or municipal equivalent thereof; or
(v)    the Company applies an amount equal to the net proceeds from the sale of such property (which shall be at least equal to their fair value, as determined by the Board of Directors) to the purchase of other property or assets used or useful in the business of the Company or its Subsidiaries or to the retirement of long-term indebtedness within 365 days before or after the effective date of any such Sale/Leaseback Transaction; provided that, in lieu of applying such amount to the retirement of long-term indebtedness, the Company may deliver Securities (including Additional Securities, if any) to the Trustee for cancellation, such Securities to be credited at the cost thereof to it.

(b)    Notwithstanding the restrictions set forth in the preceding paragraph, the Company and its Subsidiaries may enter into any Sale/Leaseback Transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all Attributable Debt with respect to such transactions, together with all Indebtedness outstanding pursuant to Section 4.07(b), does not exceed 15% of the Consolidated Net Tangible Assets of the Company calculated as of the closing date of the Sale/Leaseback Transaction.
ARTICLE V

Successor Company
SECTION 5.01.    When Company May Merge or Transfer Assets. The Company shall not, in a single transaction or through a series of related transactions, consolidate or merge with or into any other Person, or, directly or indirectly, sell or convey substantially all of its assets to another Person or group of affiliated Persons, except that the Company may consolidate or merge with, or sell or convey substantially all of its assets to, another Person if (i) the Company is the continuing Person or the successor Person (if other than the Company) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person expressly assumes, by an indenture supplemental to this Indenture in a form reasonably satisfactory to the Trustee, all obligations of the Company under this Indenture, including payment of the principal of and interest on the Securities, and the performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company and (ii) there is no default under this Indenture. Upon such a succession, the Company will be relieved from any further obligations under this Indenture. For purposes of this paragraph, “substantially all of its assets” means, at any date, a portion of the non-current assets reflected in the Company’s consolidated balance sheet as of the end of the most recent quarterly period that represents at least 66% of the total reported value of such assets.
Each of the Subsidiary Guarantors shall not, and the Company shall not permit any Subsidiary Guarantor to, in a single transaction or through a series of related transactions, consolidate or merge with or into, or directly or indirectly sell or convey substantially all of its assets to another Person or group of affiliated Persons, except (a) in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets (in which case such Subsidiary Guarantor will be relieved from any further obligations under this Indenture or a Guarantee Agreement) or (b) where (i) a Subsidiary Guarantor that is the continuing Person or the successor Person (if other than the Subsidiary Guarantor) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person expressly assumes, by a Guarantee Agreement in a form reasonably satisfactory to the Trustee, all obligations of such Subsidiary Guarantor, if any, under this Indenture, and (ii) there is no default under this Indenture.

ARTICLE VI

Defaults and Remedies
SECTION 6.01.    Events of Default. Each of the following is an “Event of Default”:
(a)    a default in paying interest on the Securities when due, and such default continues for 30 days;
(b)    a default in paying principal of or premium, if any, on any of the Securities when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;
(c)    the failure by the Company to comply with its obligations under Section 5.01;
(d)    the failure by the Company to repurchase Securities tendered for repurchase following the occurrence of a Change of Control Repurchase Event in conformity with Section 4.03;
(e)    a default in the performance, or breach, of any other covenant or warranty in this Indenture by the Company or any Subsidiary Guarantor and such default continues for a period of 60 days after notice of such failure has been given to the Company as provided in this Indenture;
(f)    Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $50,000,000;
(g)    the Company, any Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(i)    commences a voluntary case;
(ii)    consents to the entry of an order for relief against it in an involuntary case;
(iii)    consents to the appointment of a Custodian of it or for any substantial part of its property; or
(iv)    makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency;
(h)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)    is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;

(ii)    appoints a Custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or
(iii)    orders the winding up or liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary;
or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;
(i)    any judgment or decree for the payment of money in excess of $50,000,000 is entered against the Company, any Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed;
(j)    any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee; or
(k)    a default under the Senior Subordinated Notes.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
A Default under Section 6.01(e) shall not constitute an Event of Default until the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified (not less than 60 days after such notice has been given to the Company) after receipt of such notice. Any Default for the failure to deliver any report within the time periods prescribed in Section 4.02 or to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the subsequent delivery of any such report, notice or certificate, even though such delivery is not within the prescribed time period specified.
The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
SECTION 6.02.    Acceleration. If an Event of Default occurs and is continuing (other than an Event of Default described in Sections 6.01(g) or (h)), either the Trustee or the
Holders of not less than 25% in principal amount of the outstanding Securities by written notice to the Company and the Trustee may declare the principal of and accrued and unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default described in Sections 6.01(g) or (h) occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to all of the Securities and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
SECTION 6.03.    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
SECTION 6.04.    Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
SECTION 6.05.    Control by Majority. The Holders of a majority in principal amount of outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.
SECTION 6.06.    Limitation on Suits. (1) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i)    such Holder has previously given the Trustee written notice stating that an Event of Default is continuing;
(ii)    Holders of at least 25% in principal amount of the outstanding Securities have made a written request to the Trustee to pursue the remedy;
(iii)    such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;
(iv)    the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
(v)    Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60‑day period.
(c)    A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner or its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.
SECTION 6.07.    Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 6.08.    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.
SECTION 6.09.    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, any Subsidiary or Subsidiary Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.
SECTION 6.10.    Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
FIRST: to the Trustee for amounts due under Section 7.07;
SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and
THIRD: to the Company or to such party as a court of competent jurisdiction shall direct, including a Subsidiary Guarantor, if applicable.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.
SECTION 6.11.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.
SECTION 6.12.    Waiver of Stay or Extension Laws. Neither the Company nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII
Trustee

SECTION 7.01.    Duties of Trustee. (a) If an Event of Default actually known to a Responsible Officer has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and
(iv)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial or other liability or expense in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder, if it shall have reasonable grounds to believe that repayment of such funds or expense or adequate indemnity against such risk or liability is not reasonably assured to it.
(d)    Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(e)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.
SECTION 7.02.    Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
(c)    The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
(e)    The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(f)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.
(g)    If an Event of Default occurs and is continuing, the Trustee may use any sums that it holds under this Indenture for its own reasonable compensation and expenses incurred prior to paying any sums to the Holders.
(h)    In no event shall the Trustee be responsible or liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such
Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses, and liabilities which might be incurred by it in compliance with such request or direction.

(j)    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
SECTION 7.03.    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
SECTION 7.04.    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Subsidiary Guarantee or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default or of the identity of any Significant Subsidiary unless either (a) a Responsible Officer shall have actual knowledge thereof or (b) a Responsible Officer shall have received notice thereof in accordance with Section 11.02 hereof from the Company, any Subsidiary Guarantor or any Holder.
SECTION 7.05.    Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after the Trustee becomes aware of such Default, unless such Default is cured or waived prior to delivery of such notice. Except in the case of a Default in the payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is not opposed to the interests of the Holders.
SECTION 7.06.    Reports by Trustee to Holders. As promptly as practicable after each November 1 beginning with the November 1 following the date of this Indenture, and in any event prior to December 31 in each year beginning in calendar year 2013, the Trustee shall mail to each Holder a brief report dated as of such November 1 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.
A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to promptly notify the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.
SECTION 7.07.    Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and each Subsidiary Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) paid or incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any such failure to notify the Company shall not relieve the Company or any Subsidiary Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company and the Subsidiary Guarantors, as applicable shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.
To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest, if any, on particular Securities.
The Company’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
SECTION 7.08.    Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:
(i)    the Trustee fails to comply with Section 7.10;
(ii)    the Trustee is adjudged bankrupt or insolvent;
(iii)    a receiver or other public officer takes charge of the Trustee or its property; or
(iv)    the Trustee otherwise becomes incapable of acting.
(b)    If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the

Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
(c)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
(d)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e)    If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)    Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
SECTION 7.09.    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.
SECTION 7.10.    Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.
SECTION 7.11.    Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.
ARTICLE VIII
Discharge of Indenture; Defeasance
SECTION 8.01.    Discharge of Liability on Securities; Defeasance. (a) When (i) all outstanding Securities (other than Securities replaced or paid pursuant to Section 2.07) have been canceled or delivered to the Trustee for cancellation or (ii) all outstanding Securities not delivered to the Trustee for cancellation have become due and payable, are to become due and payable within one year or are to be called for redemption within one year and the Company irrevocably deposits with the Trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), to pay the principal of and premium and interest, if any, on the outstanding Securities when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Securities replaced or paid pursuant to Section 2.07), if any, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.
(b)    Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 and 5.01 and the operation of Sections 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company and the Subsidiary Guarantors only), 6.01(h) (with respect to Significant Subsidiaries of the Company and the Subsidiary Guarantors only) and 6.01(i) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company terminates all of its obligations under the Securities and this Indenture by exercising its legal defeasance option, the obligations under the Subsidiary Guarantees shall each be terminated simultaneously with the termination of such obligations.
If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(e), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company and the Subsidiary Guarantors only) or 6.01(h). If the

Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor shall be released from all of its obligations with respect to its Subsidiary Guarantee.
Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing, at the Company’s expense, the discharge of those obligations that the Company terminates.
(c)    Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07, 7.08 and in this Article VIII shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.05 and 8.06 shall survive. All of the Company’s and each Subsidiary Guarantor’s obligations to make payments to, indemnify or reimburse the Trustee shall survive for so long as a claim may be brought against the Trustee under the laws of the State of New York.
SECTION 8.02.    Conditions to Defeasance. (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:
(i)    the Company irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any) and interest on, the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;
(ii)    the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;
(iii)    91 days pass after the deposit is made and during the 91‑day period no Default specified in Section 6.01(g) or (h) with respect to the Company occurs which is continuing at the end of the period;
(iv)    the deposit does not constitute a default under any other agreement binding on the Company;
(v)    in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and legal defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and legal defeasance had not occurred;

(vi)    in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and covenant defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and
(vii)    the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.
(b)    Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.
SECTION 8.03.    Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.
SECTION 8.04.    Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by it as provided in this Article VIII which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.
Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.
SECTION 8.05.    Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
SECTION 8.06.    Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this

Article VIII; provided, however, that, if the Company has made any payment of principal of or interest on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE IX

Amendments
SECTION 9.01.    Without Consent of Holders. (a) The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:
(i)    to evidence the succession of another corporation to the obligations of the Company or any Subsidiary Guarantor under this Indenture, the Securities or a Subsidiary Guarantee, as applicable;
(ii)    to add to the covenants of the Company or any Subsidiary Guarantor further covenants for the benefit or protection of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;
(iii)    to add any additional Events of Default with respect to the Securities;
(iv)    to make any change that would provide additional rights or benefits to the Holders or does not adversely affect the rights of any Holder;
(v)    to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;
(vi)    to conform the text of this Indenture, the Securities or any Subsidiary Guarantee to any provision contained in the Offering Memorandum under the heading “Description of the notes” to the extent that such provision in the “Description of the notes” was intended to be a verbatim recitation of a provision of this Indenture, the Securities or such Subsidiary Guarantee;
(vii)    to secure the Securities;
(viii)    to evidence the appointment of a successor trustee and to add to or change provisions of this Indenture necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one trustee;
(ix)    to make any amendment to the provisions of this Indenture relating to the transfer and legending of the Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities laws and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

(x)    to add guarantees with respect to the Securities, including any Subsidiary Guarantee;
(xi)    to cure any ambiguity or omission, to correct or supplement any provision of this Indenture which may be defective or inconsistent with another provision of this Indenture or to make other amendments that do not adversely affect the interests of the Holders; or
(xii)    to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code).
(b)    After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.
SECTION 9.02.    With Consent of Holders. (a) This Indenture may be amended with the consent of the Holders of a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder of an outstanding Security affected thereby, an amendment may not:
(i)    change the fixed maturity of any Security or extend the time for payment of any installment of interest or premium on any Security, or reduce the principal amount of any Security, or reduce the rate of interest on any Security, or reduce the premium payable upon redemption of any Security, or reduce the amount of principal of an original issue discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which the Securities are payable or impair the right to institute suit for the enforcement of any payment after the maturity or the redemption date, if applicable, of any Security, or adversely affect any right of the holder of any Security to require the Company to repurchase or redeem that Security;
(ii)    reduce the percentage in principal amount of outstanding Securities, the consent of the Holders of which is required for any waiver or amendment;
(iii)    modify the provisions of this Indenture relating to the waiver of past defaults or the waiver provisions or make any change in the amendment provisions which requires each Holder’s consent;
(iv)    make any change in the ranking or priority of any Securities that would adversely affect the Holders;
(v)    make any change in, or release other than in accordance with this Indenture, any Subsidiary Guarantee that would adversely affect the Holders; or

(xvi)    impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor.
It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.
SECTION 9.03.    Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.
SECTION 9.04.    Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.
(b)    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
SECTION 9.05.    Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06.    Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture, that all conditions precedent in this Indenture relating to the execution and delivery of such amendment have been complied with and that such amendment is the legal, valid and binding obligation of the Company and the Subsidiary Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).
SECTION 9.07.    Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
ARTICLE X
Subsidiary Guarantees
SECTION 10.01.    Subsidiary Guarantees. (a) Each Subsidiary Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, or interest on, the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.
(b)    Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Subsidiary Guarantor, except as provided in Section 10.06.
(c)    Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor’s obligations would be less than the full amount claimed. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Subsidiary Guarantor.
(d)    Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
(e)    Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.
(f)    Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest, if any, on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.
(g)    In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.
(h)    Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 10.01.
(i)    Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.
(j)    Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 10.02.    Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
SECTION 10.03.    Successors and Assigns. This Article X shall be binding upon each Subsidiary Guarantor and (subject to Section 10.06) its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
SECTION 10.04.    No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.
SECTION 10.05.    Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee and the applicable Subsidiary Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.
SECTION 10.06.    Release of Subsidiary Guarantor. A Subsidiary Guarantor shall be released from its obligations under this Article X (other than any obligation that may arise under Section 10.07) upon:
(a)    the merger or consolidation of such Subsidiary Guarantor with or into any Person, following which such Subsidiary Guarantor is no longer, or the Person resulting from such consolidation is not, a Domestic Subsidiary or a Subsidiary Guarantor;
(b)    the sale by the Company or any Subsidiary of the Company of the Capital Stock of such Subsidiary Guarantor, following which such Subsidiary Guarantor is no longer, or the Person resulting from such consolidation is not, a Domestic Subsidiary or a Subsidiary Guarantor; provided, however, that, in the case of clauses (a) and (b), each such merger, consolidation or sale shall comply with Section 5.01;
(c)    the sale or other transfer by the Company or any Subsidiary of the Company of all or substantially all of the assets of such Subsidiary Guarantor to a Person who is not, following such sale or transfer, a Domestic Subsidiary or a Subsidiary Guarantor;
(d)    the unconditional release or discharge of all guarantees or Indebtedness that would have required such Subsidiary Guarantor to enter into a Guarantee Agreement pursuant to Section 4.06; or
(e)    the Company exercising its legal defeasance option or its covenant defeasance option as described in Article VIII or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.
At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company).
SECTION 10.07.    Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.06 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article X and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.
SECTION 10.08.    Non-Impairment. The failure to endorse a Subsidiary Guarantee on any Security shall not affect or impair the validity thereof.
SECTION 10.09.    Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all Subsidiary Guarantors at the time of payment determined in accordance with GAAP.
ARTICLE XI

Miscellaneous
SECTION 11.01.    Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.
SECTION 11.02.    Notices. Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, addressed as follows:
if to the Company or any Subsidiary Guarantor:

GrafTech International Ltd.
12900 Snow Road
Parma, OH 44130
Attention: Treasurer
Facsimile: (216) 676-2202

with a copy to:

GrafTech International Ltd.
12900 Snow Road
Parma, OH 44130
Attention: General Counsel
Facsimile: (216) 676-2462

if to the Trustee:

U.S. Bank National Association
1350 Euclid Avenue
Cleveland, Ohio 4415
Attention: Corporate Trust Services
Facsimile: (216) 623-9202
The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt and notices delivered to the Trustee shall be effective on the date received if received prior to 3:00 p.m., New York City time, on the day of receipt.
Any notice or communication to a Holder shall be mailed by first class mail, or delivered by overnight air courier guaranteeing next day delivery, in each case to such Holder’s address as it appears on the registration books of the Registrar, and shall be sufficiently given if so mailed within the time prescribed in this Indenture, if any.
Any notice or communication shall also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA. Failure to provide a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is provided in the manner provided above, it is duly given, whether or not the addressee receives it.
SECTION 11.03.    Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Company, any Subsidiary Guarantor the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.
SECTION 11.04.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
(a)    an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.04) shall include:
(a)    a statement that the individual making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
SECTION 11.06.    When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
SECTION 11.07.    Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
SECTION 11.08.    Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
SECTION 11.09.    GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
SECTION 11.10.    Waiver of Jury Trial. The Company, the Subsidiary Guarantors and the Trustee hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the transactions contemplated hereby.
SECTION 11.11.    No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any of the Subsidiary Guarantors, shall not have any liability for any obligations of the Company or any of the Subsidiary Guarantors under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
SECTION 11.12.    Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 11.13.    Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
SECTION 11.14.    Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 11.15.    Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
Company:

GRAFTECH INTERNATIONAL LTD.
By: /s/ Quinn J. Coburn Name: Quinn J. Coburn Title: Vice President – Treasury, Treasurer
Subsidiary Guarantors:

GRAFTECH FINANCE INC.
GRAFTECH HOLDINGS INC.
GRAFTECH USA LLC
SEADRIFT COKE L.P.
GRAFTECH GLOBAL ENTERPRISES INC.
GRAFTECH DE LLC
GRAFTECH SEADRIFT HOLDING CORP.
GRAFTECH INTERNATIONAL TRADING INC.
GRAFTECH TECHNOLOGY LLC
GRAFTECH NY INC.
GRAPHITE ELECTRODE NETWORK LLC
FIBER MATERIALS INC.

By: /s/ Quinn J. Coburn Name: Quinn J. Coburn Title: Vice President and Treasurer
GRAFTECH INTERNATIONAL HOLDINGS INC. By: /s/ Quinn J. Coburn Name: Quinn J. Coburn Title: Treasurer
INTERMAT
By: /s/ John D. Moran Name: John D. Moran Title: Attorney-in-Fact

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Holly Pattison
Name: Holly Pattison
Title: Vice President

APPENDIX A

PROVISIONS RELATING TO INITIAL SECURITIES
AND EXCHANGE SECURITIES
1. Definitions
1.1  Definitions
Capitalized terms used in this Appendix and not otherwise defined shall have the meanings provided in the Indenture. For the purposes of this Appendix A and this Indenture as a whole, the following terms shall have the meanings indicated below:
“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.
“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.
“Definitive Security” means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.
“Depositary” means The Depository Trust Company, its nominees and their respective successors.
“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.
“Global Securities Legend” means the legend set forth under that caption in Exhibit A to this Indenture.
“Initial Purchasers” means (a) with respect to the Original Securities issued on the Closing Date, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., RBS Securities Inc., Wells Fargo Securities, LLC, Fifth Third Securities, Inc., PNC Capital Markets LLC, KeyBanc Capital Markets Inc., Scotia Capital (USA) Inc., Santander Investment Securities Inc., The Huntington Investment Company and U.S. Bancorp Investments, Inc. and (b) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.
“Purchase Agreement” means (a) the Purchase Agreement dated November 15, 2012 among the Company, the Subsidiary Guarantors and the Initial Purchasers and (b) any other similar purchase or underwriting agreement relating to Additional Securities.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Registered Exchange Offer” means an offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to

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such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.
“Registration Rights Agreement” means (a) with respect to the Original Securities issued on the Closing Date, the Registration Rights Agreement dated November 20, 2012, among the Company, the Subsidiary Guarantors and the Initial Purchasers and (b) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Securities” means all Initial Securities offered and sold outside the United States in reliance on Regulation S.
“Restricted Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the issue date with respect to such Securities.
“Restricted Securities Legend” means the legend set forth in Section 2.3(e)(i) herein.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Securities” means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.
“Securities” means the Initial Securities and the Exchange Securities, treated as a single class.
“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.
“Shelf Registration Statement” means a shelf registration statement filed by the Company in connection with the offer and sale of Initial Securities pursuant to a Registration Rights Agreement.
“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.
1.2  Other Definitions
Term:    Defined in Section:
“Agent Members”    2.1(c)
“Global Security”    2.1(b)

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“Regulation S Global Security”    2.1(b)
“Rule 144A Global Security”    2.1(b)
2. The Securities
2.1 Form and Dating
(a)  The Initial Securities issued on the date hereof shall be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.
(b)  Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the “Regulation S Global Security”), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security and the Regulation S Global Security are each referred to herein as a “Global Security” and are collectively referred to herein as “Global Securities”, provided, that the term “Global Security” when used in Sections 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also include any Security in global form issued in connection with a Registered Exchange Offer. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.
(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.
The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by two Officers, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Securities Custodian.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the

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Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
(d) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.
2.2  Authentication. The Trustee shall authenticate and deliver (a) on the Closing Date, an aggregate principal amount of $300,000,000 of 6.375% Senior Notes due 2020, (b) subject to the terms of this Indenture, any Additional Securities for an original issuance specified in the Company Order pursuant to Section 2.01 of this Indenture and (c) the Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 2.13 of the Indenture.
2.3  Transfer and Exchange. (a)  Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:
(i)  to register the transfer of such Definitive Securities; or
(ii)  to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:
(1)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and
(2)  in the case of Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:
(A)  if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

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(B)  if such Definitive Securities are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or
(C)  if such Definitive Securities are being transferred pursuant to an exemption from registration in reliance upon an exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).
(b)  Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:
(i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to the Company, (2) to the Registrar for registration in the name of a Holder, without transfer, (3) pursuant to an effective registration statement under the Securities Act, (4) to a QIB in accordance with Rule 144A, (5) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act or (6) pursuant to another available exemption from registration provided by Rule 144 under the Securities Act; and
(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.
(c)  Transfer and Exchange of Global Securities. (i)  The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in

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accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.
(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.
(iii)  Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(iv)  In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.
(d) Restrictions on Transfer of Regulation S Global Security. (i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Security may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the

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Company, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (5) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A.
(ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.
(e)  Legend
(i)  Except as permitted by the following paragraphs (ii), (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE

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UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND SHALL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]”
Each Definitive Security shall bear the following additional legend:
“IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES, OPINIONS OF COUNSEL AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”
(ii)  Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).
(iii)  After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Security, all requirements pertaining to the Restricted Securities Legend on such Initial Securities shall cease to apply and the requirements that any such Initial Securities be issued in global form shall continue to apply.

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(iv)  Upon the consummation of a Registered Exchange Offer with respect to the Original or Additional Securities pursuant to which Holders of such Original or Additional Securities are offered Exchange Securities in exchange for their Original or Additional Securities, all requirements pertaining to Original or Additional Securities that Original or Additional Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Original or Additional Securities in such Registered Exchange Offer.
(vi)  Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.
(vii)  Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.
(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.
(g)  Obligations with Respect to Transfers and Exchanges of Securities
(i)  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.
(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.03 and 9.05 of this Indenture).
(iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

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(iv)  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
(h) No Obligation of the Trustee
(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.
(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates, opinions and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
2.4  Definitive Securities. (a)  A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such event, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.
(b)  Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal

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aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 and in larger denominations in integral multiples of $1,000 and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.
(c)  Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

EXHIBIT A

[FORM OF FACE OF INITIAL SECURITY]
[Global Securities Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]
[Restricted Securities Legend]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40

2

DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND SHALL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
Each Definitive Security shall bear the following additional legend:
IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES, OPINIONS OF COUNSEL AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.    $__________
6.375% Senior Note due 2020
CUSIP No. ______
ISIN No.
GRAFTECH INTERNATIONAL LTD., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Dollars (as such sum may be increased or decreased as reflected on the Schedule of Increases or Decreases in Global Security attached hereto) on November 15, 2020.
Interest Payment Dates: May 15 and November 15.
Record Dates: May 1 and November 1.
Additional provisions of this Security are set forth on the other side of this Security.

2

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.
GRAFTECH INTERNATIONAL LTD.,

    by

        Name:
        Title:
by

        Name:
        Title:
Dated:
TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.
By:_________________________
Authorized Signatory

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[FORM OF REVERSE SIDE OF INITIAL SECURITY]
6.375% Senior Note due 2020
1. Interest
GRAFTECH INTERNATIONAL LTD., a Delaware corporation (such corporation, and its successors and assigns under the Indenture (as defined below), being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in a Registration Rights Agreement (as defined in Appendix A to the Indenture) related to this Security) occurs, additional interest (“Additional Interest”) shall accrue on this Security at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum. . References herein to “interest” include Additional Interest, if any, that is then payable under such Registration Rights Agreement. The Company shall pay interest semiannually on May 15 and November 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from November 20, 2012 until the principal hereof is due. Interest shall be computed on the basis of a 360‑day year of twelve 30‑day months.
2. Method of Payment
The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

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3. Paying Agent and Registrar
Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.
4. Indenture
The Company issued the Securities under an Indenture dated as of November 20, 2012 (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.
The Securities are senior unsecured obligations of the Company. [The Securities will be Senior Debt under, and for purposes of, the Senior Subordinated Notes.]1 The Company shall be entitled to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Securities issued on the Closing Date and any Additional Securities shall be treated as a single class for all purposes of the Indenture. The Indenture imposes certain limitations on the ability of the Company and each Subsidiary Guarantor to create or incur Liens and enter into certain Sale/Leaseback Transactions. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.
To guarantee the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.
5. Optional Redemption
Except as set forth in the following paragraphs of this Section 5, the Securities shall not be redeemable at the option of the Company prior to November 15, 2016. On and after November 15, 2016, the Securities shall be redeemable at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the
1 To be included if the Securities are issued while the Senior Subordinated Notes are outstanding

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relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve‑month period beginning on November 15 of the years indicated below:

Year	Redemption Price
2016	103.188%
2017	101.594%
2018 and thereafter	100%

In addition, any time prior to November 15, 2015, the Company may, at its option, on one or more occasions, upon not less than 30 nor more than 60 days’ notice, redeem the Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 106.375%, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Qualified Equity Offerings; provided, however, that
(1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and
(2) each such redemption occurs within 90 days after the date of the related Qualified Equity Offering.
Prior to November 15, 2016, the Company may, upon not less than 30 nor more than 60 days’ notice, at its option, redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of Securities on the relevant record date to receive interest due on the relevant interest payment date).
6. Sinking Fund
The Securities are not subject to any sinking fund.
7. Notice of Redemption
Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption,

6

including an inadvertent failure to give notice to any Holder selected for redemption, shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of the Indenture. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption. Any notice of redemption may be subject to the satisfaction of one or more conditions precedent.
8. Repurchase of Securities at the Option of Holders upon Change of Control
Upon the occurrence of a Change of Control Repurchase Event, any Holder of Securities shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase, pursuant to an offer to be made by the Company, all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to (but excluding) the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due, if any, on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.
9. Denominations; Transfer; Exchange
The Securities are in registered form without coupons in denominations of $2,000 and in larger denominations in integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.
10. Persons Deemed Owners
Except as provided in Section 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.
11. Unclaimed Money
If money for the payment principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an applicable abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

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12. Discharge and Defeasance
Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on, the Securities to redemption or maturity, as the case may be.
13. Amendment, Waiver
Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities (i) to evidence the succession of another corporation to the obligations of the Company or any Subsidiary Guarantor under the Indenture, the Securities or a Subsidiary Guarantee, as applicable; (ii) to add to the covenants of the Company or any Subsidiary Guarantor further covenants for the benefit or protection of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor; (iii) to add any additional Events of Default with respect to the Securities; (iv) to make any change that would provide additional rights or benefits to the Holders or does not adversely affect the rights of any Holder; (v) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; (vi) to conform the text of the Indenture to any provision contained in the Offering Memorandum under the heading “Description of the notes” to the extent that such provision was intended to be a verbatim recitation of a provision in the Indenture, the Securities or a Subsidiary Guarantee; (vii) to secure the Securities; (viii) to evidence the appointment of a successor trustee and to add to or change provisions of the Indenture necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one trustee; (ix) to make any amendment to the provisions of the Indenture relating to the transfer and legending of the Securities; provided, however, that (a) compliance with the Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities laws and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities; (x) to add guarantees with respect to the Securities, including any Subsidiary Guarantee; (xi) to cure any ambiguity or omission, to correct or supplement any provision of the Indenture which may be defective or inconsistent with another provision of the Indenture or to make other amendments that do not adversely affect the interests of the Holders; or (xii) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code).
14. Defaults and Remedies
If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may

8

declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.
If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60‑day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.
Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
15. Trustee Dealings with the Company
Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

9

16. No Recourse Against Others
A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any of the Subsidiary Guarantors under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
17. Authentication
This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
18. Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
19. Governing Law
THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
20. CUSIP and ISIN Numbers
The Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company shall furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

10

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                           agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
________________________________________________________________________
Date: ____________________ Your Signature: _________________________________
________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

11

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES
This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.
The undersigned (check one box below):

0
has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

0	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.
In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	0 to the Company; or

(2)	0 to the Registrar for registration in the name of the Holder, without transfer; or

(3)	0 pursuant to an effective registration statement under the Securities Act of 1933; or

(4)
0    inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)
0    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)
0    to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

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(7)	0 pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.
Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.
________________________
Your Signature

Signature Guarantee:
Date: ___________________	__________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and the Subsidiary Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________________
NOTICE: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The initial principal amount of this Global Security is $[        ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

14

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Security purchased by the Company pursuant to Section 4.03 (Change of Control) of the Indenture, check the box: 0
If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.03 of the Indenture, state the amount ($1,000 or an integral multiple thereof):
$
Date: _____________________ Your Signature: ______________________________
(Sign exactly as your name appears on the other side of the Security)
Signature Guarantee:____________________________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

EXHIBIT B

[FORM OF FACE OF EXCHANGE SECURITY]
[Global Securities Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

2

No.                                            $__________
6.375% Senior Note due 2020
CUSIP No. ______
ISIN No.
GRAFTECH INTERNATIONAL LTD., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Dollars (as such sum may be increased or decreased as reflected on the Schedule of Increases or Decreases in Global Security attached hereto) on November 15, 2020.
Interest Payment Dates: May 15 and November 15.
Record Dates: May 1 and November 1.
Additional provisions of this Security are set forth on the other side of this Security.

3

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.
GRAFTECH INTERNATIONAL LTD.,

by

Name:
Title:
by

Name:
Title:
Dated:
TRUSTEE'S CERTIFICATE OF
AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.
By:_________________________
Authorized Signatory

4

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY]
6.375% Senior Note due 2020
1. Interest
GRAFTECH INTERNATIONAL LTD., a Delaware corporation (such corporation, and its successors and assigns under the Indenture (as defined below), being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on May 15 and November 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from November 20, 2012 until the principal hereof is due. Interest shall be computed on the basis of a 360‑day year of twelve 30‑day months.
2. Method of Payment
The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3. Paying Agent and Registrar
Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.
4. Indenture
The Company issued the Securities under an Indenture dated as of November 20, 2012 (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The

5

terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.
The Securities are senior unsecured obligations of the Company. [The Securities will be Senior Debt under, and for purposes of, the Senior Subordinated Notes.]2 The Company shall be entitled to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Securities issued on the Closing Date and any Additional Securities shall be treated as a single class for all purposes of the Indenture. The Indenture imposes certain limitations on the ability of the Company and each Subsidiary Guarantor to create or incur Liens and enter into certain Sale/Leaseback Transactions. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.
To guarantee the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.
5. Optional Redemption
Except as set forth in the following paragraphs of this Section 5, the Securities shall not be redeemable at the option of the Company prior to November 15, 2016. On and after November 15, 2016, the Securities shall be redeemable at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve‑month period beginning on November 15 of the years indicated below:

Year	Redemption Price
2016	103.188%
2017	101.594%
2018 and thereafter	100%

2 To be included if the Securities are issued while the Senior Subordinated Notes are outstanding.

6

In addition, any time prior to November 15, 2015, the Company may, at its option, on one or more occasions, upon not less than 30 nor more than 60 days’ notice, redeem the Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 106.375%, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Qualified Equity Offerings; provided, however, that
(1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and
(2) each such redemption occurs within 90 days after the date of the related Qualified Equity Offering.
Prior to November 15, 2016, the Company may, upon not less than 30 nor more than 60 days’ notice, at its option, redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of Securities on the relevant record date to receive interest due on the relevant interest payment date).
6. Sinking Fund
The Securities are not subject to any sinking fund.
7. Notice of Redemption
Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice to any Holder selected for redemption, shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of the Indenture. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption. Any notice of redemption may be subject to the satisfaction of one or more conditions precedent.

7

8. Repurchase of Securities at the Option of Holders upon Change of Control
Upon the occurrence of a Change of Control Repurchase Event, any Holder of Securities shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase, pursuant to an offer to be made by the Company, all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to (but excluding) the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due, if any, on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.
9. Denominations; Transfer; Exchange
The Securities are in registered form without coupons in denominations of $2,000 and in larger denominations in integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.
10. Persons Deemed Owners
Except as provided in Section 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.
11. Unclaimed Money
If money for the payment principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an applicable abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.
12. Discharge and Defeasance
Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on, the Securities to redemption or maturity, as the case may be.
13. Amendment, Waiver
Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the

8

Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities (i) to evidence the succession of another corporation to the obligations of the Company or any Subsidiary Guarantor under the Indenture, the Securities or a Subsidiary Guarantee, as applicable; (ii) to add to the covenants of the Company or any Subsidiary Guarantor further covenants for the benefit or protection of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor; (iii) to add any additional Events of Default with respect to the Securities; (iv) to make any change that would provide additional rights or benefits to the Holders or does not adversely affect the rights of any Holder; (v) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; (vi) to conform the text of the Indenture to any provision contained in the Offering Memorandum under the heading “Description of the notes” to the extent that such provision was intended to be a verbatim recitation of a provision in the Indenture, the Securities or a Subsidiary Guarantee; (vii) to secure the Securities; (viii) to evidence the appointment of a successor trustee and to add to or change provisions of the Indenture necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one trustee; (ix) to make any amendment to the provisions of the Indenture relating to the transfer and legending of the Securities; provided, however, that (a) compliance with the Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities laws and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities; (x) to add guarantees with respect to the Securities, including any Subsidiary Guarantee; (xi) to cure any ambiguity or omission, to correct or supplement any provision of the Indenture which may be defective or inconsistent with another provision of the Indenture or to make other amendments that do not adversely affect the interests of the Holders; or (xii) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code).
14. Defaults and Remedies
If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.
If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or

9

security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60‑day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.
Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
15. Trustee Dealings with the Company
Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
16. No Recourse Against Others
A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any of the Subsidiary Guarantors under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

10

17. Authentication
This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
18. Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
19. Governing Law
THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
20. CUSIP and ISIN Numbers
The Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company shall furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

11

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                           agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
________________________________________________________________________
Date: ____________________ Your Signature: _________________________________
________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

12

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Security purchased by the Company pursuant to Section 4.03 (Change of Control) of the Indenture, check the box: 0
If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.03 of the Indenture, state the amount ($1,000 or an integral multiple thereof):
$
Date: _____________________ Your Signature: ______________________________
(Sign exactly as your name appears on the other side of the Security)
Signature Guarantee:____________________________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

13

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The initial principal amount of this Global Security is $[        ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of             , among [GUARANTOR] (the “New Guarantor”), a subsidiary of GRAFTECH INTERNATIONAL LTD., a Delaware corporation, or its successor (such corporation or its successor, the “Company”), [EXISTING GUARANTORS] and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
WHEREAS the Company and [OLD GUARANTORS] (the “Existing Guarantors”) have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of November 20, 2012, providing for the issuance of 6.375% Senior Notes due 2020 (the “Securities”);
WHEREAS Section 4.06 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and
WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.
2.  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE

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PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
[NEW GUARANTOR],

    by

        Name:
        Title:
GRAFTECH INTERNATIONAL LTD.,

    by

        Name:
        Title:
[EXISTING GUARANTORS],

    by

        Name:
        Title:
U.S. BANK NATIONAL ASSOCIATION, as Trustee,

    by

        Name:
        Title: